UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.   )

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

PAPAYA GROWTH OPPORTUNITY CORP. I

(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

PAPAYA GROWTH OPPORTUNITY CORP. I
3500 South Dupont Highway, Suite HX-102
Dover, DE 19901

NOTICE OF CORPORATE ACTIONS TAKEN BY WRITTEN CONSENT
OF A SUPERMAJORITY OF STOCKHOLDERS WITHOUT SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that, on November 11, 2025, the board of directors of Papaya Growth Opportunity Corp. I, a Delaware corporation (the “Company,” the “Corporation,” “we” or “us”), and certain stockholders holding a supermajority of more than 65% of the voting rights of our common stock approved by written consent in lieu of a special meeting the taking of all steps necessary to effect the following actions (collectively, the “Corporate Actions”):

1.	Amend the Company’s Second Amended and Restated Certificate of Incorporation, dated January 13, 2022, as amended from time to time, filed with the Delaware Secretary of State (the “Charter”) to provide the Company’s Board of Directors (the “Board”) with the right to extend (the “Extension”) the date by which the Company has to consummate a business combination (the “Combination Period”) from December 19, 2025 to December 19, 2026 (or such earlier date as determined by the Board) (as extended, the “Extended Date”). A copy of the amendment, which we refer to as the “Extension Amendment”, is set forth in Annex A.

2.	Amend the Investment Management Trust Agreement, dated January 13, 2022, with Continental Stock Transfer & Trust Company, as trustee (as amended, the “Trust Agreement”), to allow the trustee to liquidate the trust account (the “Trust Account”) established in connection with our initial public offering at such time as may be determined by the Company as set forth in the Extension Amendment (the “Trust Amendment”). A copy of the Trust Amendment is set forth in Annex B.

The accompanying information statement, which describes the Corporate Actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the Corporate Actions under the Delaware General Corporation Law, our Charter and Bylaws. Accordingly, the Corporate Actions will not be submitted to the other stockholders of the Company for a vote.

The record date for the determination of stockholders entitled to notice of the action by written consent is November 11, 2025. Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be implemented until at least twenty (20) calendar days after the mailing of this information statement to our stockholders. This information statement will be mailed on or about [---], 2025, to stockholders of record on November 11, 2025. As such, we expect that the ratification of the Corporate Actions will be effective no earlier than [---], 2025 (the “Effective Date”).

No action is required by you to effectuate this action. The accompanying information statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A SUPERMAJORITY OF MORE THAN 65% OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

By order of the Board of Directors,

[---], 2025

TO EXERCISE YOUR OPTIONAL REDEMPTION RIGHTS, YOU MUST (I) IF YOU HOLD PUBLIC SHARES AS PART OF UNITS, ELECT TO SEPARATE YOUR UNITS INTO THE UNDERLYING PUBLIC SHARES AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (II) SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE EFFECTIVE DATE THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH AND (III) TENDER OR DELIVER YOUR PUBLIC SHARES AND OTHER REDEMPTION FORMS TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING DTC’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING INFORMATION STATEMENT. TO OBTAIN REDEMPTION FORMS, PUBLIC STOCKHOLDERS SHOULD CONTACT THEIR BANK OR BROKER OR CONTINENTAL. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

PAPAYA GROWTH OPPORTUNITY CORP. I

INFORMATION STATEMENT REGARDING
CORPORATE ACTIONS TAKEN BY WRITTEN CONSENT OF
OUR BOARD OF DIRECTORS AND HOLDERS OF
A SUPERMAJORITY OF MORE THAN 65% OF OUR VOTING CAPITAL STOCK
IN LIEU OF SPECIAL MEETING

Papaya Growth Opportunity Corp. I, a Delaware corporation (the “Company” or “Papaya”), is furnishing this information statement to you to provide a description of actions taken by our Board of Directors and the holders of a supermajority of more than 65% of our outstanding voting capital stock on November 11, 2025, in accordance with the relevant sections of Delaware General Corporation Law of the State of Delaware (the “DGCL”).

This information statement is being mailed on or about [---], 2025, to stockholders of record on November 11, 2025 (the “Record Date”). The information statement is being delivered only to inform you of the Corporate Actions described herein before such actions take effect in accordance with Rule 14c-2 promulgated under the Exchange Act on the Effective Date. No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A SUPERMAJORITY OF MORE THAN 65% OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

GENERAL DESCRIPTION OF CORPORATE ACTIONS

On November 11, 2025, the board of directors of Papaya, and certain stockholders holding a supermajority of more than 65% of the voting rights of our common stock approved by written consent in lieu of a special meeting the taking of all steps necessary to effect the Corporate Actions as described below:

1.	Amend the Company’s Second Amended and Restated Certificate of Incorporation, dated January 13, 2022, as amended from time to time, filed with the Delaware Secretary of State (the “Charter”) to provide the Company’s Board of Directors (the “Board”) with the right to extend (the “Extension”) the date by which the Company has to consummate a business combination (the “Combination Period”) from December 19, 2025 to December 19, 2026 (or such earlier date as determined by the Board) (as extended, the “Extended Date”). A copy of the amendment, which we refer to as the “Extension Amendment”, is set forth in Annex A.

2.	Amend the Investment Management Trust Agreement, dated January 13, 2022, with Continental Stock Transfer & Trust Company, as trustee (as amended, the “Trust Agreement”), to allow the trustee to liquidate the trust account (the “Trust Account”) established in connection with our initial public offering at such time as may be determined by the Company as set forth in the Extension Amendment (the “Trust Amendment”). A copy of the Trust Amendment is set forth in Annex B.

VOTING AND VOTE REQUIRED

Pursuant to the Charter and the DGCL, a vote by the holders of a supermajority of more than 65% of Papaya’s then outstanding shares of Class A common stock and Class B common stock (together, the “Common Stock”), voting together as a single class, is required to effect the actions described herein. Each common stockholder is entitled to one vote for each share of Common Stock held by such stockholder. As of the Record Date, there were 8,984,425 shares of Common Stock issued and outstanding, including (i) 8,984,425 shares of Class A common stock and (ii) no shares of Class B common stock.

The voting power representing not less than 5,839,877 shares of Common Stock is required to pass Corporate Actions. Pursuant to Section 228 of the DGCL, the following stockholders holding an aggregate of 8,644,375 shares of Common Stock on the Record Date (the “Supermajority Stockholders”), delivered an executed written consent dated November 11, 2025, authorizing the Corporate Actions.

Name	Common Shares Beneficially Held	% of Issued and Outstanding Common Shares
Papaya Growth Opportunity I Sponsor, LLC(1)	8,644,375	96.2%
Clay Whitehead(1)	8,644,375	96.2%

(1)	Our sponsor is the record holder of such shares. Clay Whitehead is the managing member of our sponsor, and as such has voting and investment discretion with respect to the common stock held of record by our sponsor and may be deemed to have beneficial ownership of the common stock held directly by our sponsor. Mr. Whitehead disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

NO APPRAISAL RIGHTS

Under the DGCL, stockholders are not entitled to appraisal rights with respect to the Corporate Actions, and we will not provide our stockholders with such rights.

REDEMPTION RIGHTS

In connection with the ratification of the corporate actions described herein, stockholders who own shares of our Common Stock issued in our initial public offering (“public shares”) have certain rights to have their shares redeemed by the Company for cash. For a description of these redemption rights and the procedure for electing redemption, see “Corporate Action No. 1 Extension Amendment — Redemption Rights.”

To exercise your redemption rights, you must demand that the Company redeem your public shares for a pro rata portion of the funds held in the Trust Account (as of the Record Date), and tender your shares to the Company’s transfer agent at least two business days prior to the Effective Date (or [---], 2025). You may tender your shares by either delivering your share certificate to the transfer agent or by delivering your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, none of our officers, directors or any of their respective affiliates has any interest in the Corporate Actions.

CORPORATE ACTION NO. 1

EXTENSION AMENDMENT

On November 11, 2025, the Board and the Supermajority Stockholders approved by written consent in lieu of a special meeting an amendment to provide the Board with the right to extend (the “Extension”) the date by which the Company has to consummate a business combination (the “Combination Period”) from December 19, 2025 to December 19, 2026 (or such earlier date as determined by the Board) (as extended, the “Extended Date”). A copy of the amendment, which we refer to as the “Extension Amendment”, is set forth in Annex A.

Our Board and the Supermajority Stockholders believe that it is advisable and in the Company’s best interests to authorize and approve the Extension Amendment in order to continue the Company’s purpose of consummating an initial business combination.

Vote Required

The requirements of Section 242 of the DGCL, and our Charter, provide that amendments to the Charter must first be adopted by the Board and then approved by the Supermajority Stockholders. On November 11, 2025, our Board and the Supermajority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting the Extension Amendment. November 11, 2025, or the Record Date, was the date for determining the stockholders entitled to receive notice of and to vote on the Extension Amendment.

No further action on the part of stockholders is required to authorize or effect the amendments to the Charter.

Redemption Rights

Each public stockholder as of the Record Date may seek to redeem its public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST SUBMIT A REQUEST IN WRITING THAT WE REDEEM YOUR PUBLIC SHARES FOR CASH TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY AT THE ADDRESS BELOW, AND, AT THE SAME TIME, COMPLY, OR ENSURE YOUR BANK OR BROKER COMPLIES, WITH THE REQUIREMENTS IDENTIFIED ELSEWHERE HEREIN, INCLUDING DELIVERING YOUR SHARES TO THE TRANSFER AGENT PRIOR TO 5:00 P.M. EASTERN TIME ON [---], 2025. THE REDEMPTION RIGHTS INCLUDE THE REQUIREMENT THAT A STOCKHOLDER MUST IDENTIFY ITSELF IN WRITING AS A BENEFICIAL HOLDER AND PROVIDE ITS LEGAL NAME, PHONE NUMBER, AND ADDRESS IN ORDER TO VALIDLY REDEEM ITS PUBLIC SHARES.

In connection with tendering your shares for redemption, prior to 5:00 p.m. Eastern Time on [---], 2025 (two business days before the Effective Date), you must either physically tender your stock certificates to Continental Stock Transfer & Trust Company, 1 State Street Plaza, 30th Floor, New York, New York 10004, Attn: SPAC Redemption Team, spacredemptions@continentalstock.com, or deliver your shares to the transfer agent electronically using the Depository Trust Company’s (“DTC”) DWAC system, which election would likely be determined based on the manner in which you hold your shares. The requirement for physical or electronic delivery prior to 5:00 p.m. Eastern Time on [---], 2025 (two business days before the Effective Date) ensures that a redeeming holder’s election is irrevocable as of the Effective Date. In furtherance of such irrevocable election, stockholders making the election will not be able to tender their shares after the Effective Date.

Through the DWAC system, this electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and the Company’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker a fee and the broker would determine whether or not to pass this cost on to the redeeming holder. It is the Company’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. The Company does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that deliver their shares through the DWAC system. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

Certificates that have not been tendered in accordance with these procedures prior to 5:00 p.m. Eastern Time on [---], 2025 (two business days before the Effective Date), will not be redeemed for cash held in the Trust Account on the redemption date. In the event that a public stockholder tenders its shares and decides prior to the Effective Date that it does not want to redeem its shares, the stockholder may withdraw the tender. If you delivered your shares for redemption to our transfer agent and decide prior to the Effective Date not to redeem your public shares, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the address listed above. The Company anticipates that a public stockholder who tenders shares for redemption in connection with the ratification would receive payment of the redemption price for such shares soon after the Effective Date. The transfer agent will hold the certificates of public stockholders that make the election until such shares are redeemed for cash or returned to such stockholders.

If properly demanded, the Company will redeem each public share for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. Based upon the amount in to the Trust Account as of the Record Date, the Company anticipates that the per-share price at which public shares will be redeemed will be approximately $[---]. The closing price of the Company’s Common Stock on November 12, 2025 was $11.01.

If you exercise your redemption rights, you will be exchanging your shares of the Company’s common stock for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you properly demand redemption and tender your stock certificate(s) to the Company’s transfer agent prior to 5:00 p.m. Eastern Time on [---], 2025 (two business days before the Effective Date).

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR STOCKHOLDERS EXERCISING REDEMPTION RIGHTS

The following discussion is a summary of certain United States federal income tax considerations for holders of our public shares with respect to the exercise of redemption rights in connection with the approval of the ratification described herein. This summary is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the Internal Revenue Service, which we refer to as the “IRS”, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below. This summary does not discuss all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, mutual funds, pension plans, S corporations, broker-dealers, traders in securities that elect mark-to-market treatment, regulated investment companies, real estate investment trusts, trusts and estates, partnerships and their partners, and tax-exempt organizations (including private foundations)) and investors that hold common stock as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale,” or other integrated transaction for United States federal income tax purposes, investors subject to the alternative minimum tax provisions of the Code, U.S. Holders (as defined below) that have a functional currency other than the United States dollar, U.S. expatriates, investors that actually or constructively own five percent or more of the common stock of the Company, and Non-U.S. Holders (as defined below, and except as otherwise discussed below), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any state, local, or non-United States tax considerations, any non-income tax (such as gift or estate tax) considerations, alternative minimum tax or the Medicare tax. In addition, this summary is limited to investors that hold our common stock as “capital assets” (generally, property held for investment) under the Code.

If a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner of a partnership holding our common stock, you are urged to consult your tax advisor regarding the tax consequences of a redemption. The following is a discussion of U.S. federal income tax considerations generally applicable to the redemption of public shares for cash pursuant to an exercise of redemption rights described in this information statement. This discussion applies only to public shares that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to holders in light of their particular circumstances or status, including:

• the Sponsor or our directors and officers;

• financial institutions or financial services entities;

• broker-dealers;

• taxpayers that that are subject to the mark-to-market method of accounting;

• tax-exempt entities;

• governments or agencies or instrumentalities thereof;

• insurance companies;

• regulated investment companies or real estate investment trusts;

• expatriates or former long-term residents of the United States;

• persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of all classes of our shares;

• persons that acquired Class A common stock pursuant to an exercise of employee stock options or upon payout of a restricted stock unit, in connection with employee stock incentive plans or otherwise as compensation or in connection with the performance of services;

• persons that hold Class A common stock as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

• persons whose functional currency is not the U.S. dollar;

• controlled foreign corporations; and

• passive foreign investment companies.

EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF A REDEMPTION OF PUBLIC SHARES, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. Holders

As used herein, a “U.S. Holder” is a beneficial owner of public shares who or that is, for U.S. federal income tax purposes:

• an individual citizen or resident of the United States,

• a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,

• an estate whose income is subject to U.S. federal income tax regardless of its source, or

• a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “non-U.S. Holder.” The U.S. federal income tax considerations specifically applicable to non-U.S. Holders are described below under the heading “— Non-U.S. Holders.”

Redemption of Public Shares

Redemption of Public Shares Pursuant to An Exercise of Redemption Rights

We expect that a redemption of a U.S. Holder’s public shares pursuant to an exercise of redemption rights described in this information statement will generally be treated as a taxable disposition of such stock, with the consequences generally as described below under the section entitled “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Public Shares.” It is possible, however, that in certain circumstances such redemption could be treated as a dividend for U.S. federal income tax purposes, as described below.

A redemption of a U.S. Holder’s public shares pursuant to an exercise of redemption rights described in this information statement may be treated as a distribution to such holder in complete liquidation of the Company, with such distribution treated as a payment received in exchange for such public shares under Section 331 of the Code, as described below under “— U.S. Holders — Redemption of Public Shares — Redemption of Public Shares in Connection with Our Liquidation” and “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Public Shares.” If a redemption of a U.S. Holder’s public shares pursuant to an exercise of redemption rights described in this information statement is not treated as a distribution to such holder in complete liquidation of the Company (a “non-liquidating redemption”), the U.S. federal income tax consequences of such redemption will instead depend on whether the redemption qualifies as a sale or exchange of such stock under Section 302 of the Code or is treated as a distribution under Section 301 of the Code.

If a non-liquidating redemption qualifies as a sale or exchange of public shares, a U.S. Holder will be treated as described below under the section entitled “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Public Shares.” If a non-liquidating redemption does not qualify as a sale or exchange of public hares, a U.S. Holder will be treated as receiving a non-liquidating distribution with the tax consequences described below under the section entitled “— U.S. Holders — Taxation of Non-Liquidating Distributions.”

A non-liquidating redemption will generally qualify as a sale or exchange of the public shares that are redeemed if such redemption (i) is “substantially disproportionate” with respect to the redeeming U.S. Holder, (ii) results in a “complete termination” of such U.S. Holder’s interest or (iii) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.

For purposes of such tests, a U.S. Holder takes into account not only public shares actually owned by such U.S. Holder, but also shares that are constructively owned by such U.S. Holder. A redeeming U.S. Holder may constructively own, in addition to public shares owned directly, shares owned by certain related individuals and entities in which such U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares such U.S. Holder has a right to acquire by exercise of an option, which would generally include shares which could be acquired pursuant to the exercise of the warrants.

A non-liquidating redemption will generally be “substantially disproportionate” with respect to a redeeming U.S. Holder if the percentage of the respective entity’s outstanding voting shares that such U.S. Holder actually or constructively owns immediately after the redemption is less than 80% of the percentage of the respective entity’s outstanding voting shares that such U.S. Holder actually or constructively owned immediately before the redemption. Prior to an initial Business Combination, the public shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of such U.S. Holder’s interest if either (i) all of the public shares actually or constructively owned by such U.S. Holder are redeemed or (ii) all of the public shares actually owned by such U.S. Holder are redeemed and such U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of public shares owned by certain family members and such U.S. Holder does not constructively own any other public shares. A non-liquidating redemption will not be essentially equivalent to a dividend if it results in a “meaningful reduction” of such U.S. Holder’s proportionate interest in the Company. Whether the redemption will result in a meaningful reduction in such U.S. Holder’s proportionate interest will depend on the particular facts and circumstances applicable to it. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

Whether a non-liquidating redemption satisfies one or more of the foregoing tests will generally depend upon a U.S. Holder’s particular circumstances. This determination may, in appropriate circumstances, take into account other acquisitions or dispositions of our securities that occur as part of a plan that includes such redemption, including dispositions of our securities that occur in connection with our liquidation.

If none of the foregoing tests is satisfied, then a non-liquidating redemption will be treated as a non-liquidating distribution to the redeemed holder and the tax effects to such U.S. Holder will be as described below under the section entitled “— Taxation of Non-Liquidating Distributions.” After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed public shares will be added to such holder’s adjusted tax basis in its remaining stock, or, if it has none, to such holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Redemption of Public Shares in Connection with Our Liquidation

A U.S. Holder’s receipt of cash for its public shares in connection with our liquidation is expected to be treated as a distribution to such holder in complete liquidation of the Company, with such distribution treated as a payment received in exchange for such public shares under Section 331 of the Code. The consequences of such distribution are generally as described below under the section entitled “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Public Shares.”

U.S. Holders should consult their tax advisors as to the tax consequences of a redemption of public shares pursuant to an exercise of redemption rights described in this information statement or in connection with our liquidation, including any special reporting requirements.

Taxation of Non-Liquidating Distributions

If the redemption of a U.S. Holder’s public shares is treated as a non-liquidating distribution, as discussed above, such distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. A non-liquidating distribution in excess of our current and accumulated earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its public shares. Any remaining excess will generally be treated as gain from the sale or exchange of such public shares and will be treated as described under “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Public Shares” below.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the applicable tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the public shares described in this information statement may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Public Shares

If the redemption of a U.S. Holder’s public shares is treated as a sale or exchange, as discussed above, a U.S. Holder will generally recognize capital gain or loss in an amount equal to the difference between (i) the amount realized and (ii) the U.S. Holder’s adjusted tax basis in the public shares redeemed.

Under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the public shares exceeds one year. However, it is unclear whether the redemption rights with respect to the public shares described in this information statement may prevent the holding period of the public shares from commencing prior to the termination of such rights. The deductibility of capital losses is subject to various limitations. U.S. Holders who hold different blocks of public shares (public shares purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

Non-U.S. Holders

Taxation of Non-Liquidating Distributions

If the redemption of a non-U.S. Holder’s public shares is treated as a non-liquidating distribution, as discussed above, such distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Provided such dividend is not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we (or another applicable withholding agent) will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any portion of a non-liquidating distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its public shares and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain from the sale or exchange of the public shares (taxed as described below under “— Non-U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Public Shares”).

Non-liquidating distributions to a non-U.S. Holder treated as dividends that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or, if an applicable income tax treaty so provides, that are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Public Shares

A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a redemption of public shares that is treated as a sale or exchange (whether such redemption is pursuant to an exercise of redemption rights or in connection with our liquidation, each as discussed above), unless:

• the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

• the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

• we are or have been a “United States real property holding corporation”  (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held the public shares.

Gain described in the first bullet point above will generally be subject to tax at applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders should consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Based on the current composition of our assets, we believe we are not currently a USRPHC.

As previously noted above, the foregoing discussion of certain material U.S. federal income tax consequences is included for general information purposes only and is not intended to be, and should not be construed as, legal or tax advice to any stockholder. We once again urge you to consult with your own tax adviser to determine the particular tax consequences to you (including the application and effect of any U.S. federal, state, local or foreign income or other tax laws) of the receipt of cash in exchange for shares redeemed in connection with the ratification described herein.

CORPORATE ACTION NO. 2

TRUST AMENDMENT

On November 11, 2025, the Board and the Supermajority Stockholders approved by written consent in lieu of a special meeting an amendment to the Investment Management Trust Agreement, dated January 13, 2022, with Continental Stock Transfer & Trust Company, as trustee (as amended, the “Trust Agreement”), to allow the trustee to liquidate the trust account (the “Trust Account”) established in connection with our initial public offering at such time as may be determined by the Company as set forth in the Extension Amendment (the “Trust Amendment”). A copy of the Trust Amendment is set forth in Annex B.

Our Board and the Supermajority Stockholders believe that it is advisable and in the Company’s best interests to authorize and approve the Trust Amendment in order to continue the Company’s purpose of consummating an initial business combination.

Vote Required

The Trust Agreement provides that amendments to the Trust Agreement requires the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of Common Stock, voting together as a single class. On November 11, 2025, our Board and the Supermajority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting the Trust Amendment. November 11, 2025, or the Record Date, was the date for determining the stockholders entitled to receive notice of and to vote on the Trust Amendment.

No further action on the part of stockholders is required to authorize or effect the amendment to the Trust Agreement.

Resolutions Adopted and Effective Date

On November 11, 2025, our Board and the Supermajority Stockholders adopted and approved the following resolutions:

NOW, THEREFORE, BE IT RESOLVED, that the Company’s consummation of the Extension Amendment is hereby approved by the Board.

RESOLVED, FURTHER, that the Board hereby declares the execution and filing of the amendment to the second amended and restated Charter in connection with the Extension Amendment shall be, and hereby is, authorized, adopted and approved upon approval by the Company’s stockholders.

RESOLVED, FURTHER, that the Board hereby declares that adoption of Trust Amendment shall be, and hereby is, authorized, adopted and approved upon approval by the Company’s stockholders.

RESOLVED, FURTHER, that the officers of the Company be, and each hereby is, authorized, empowered and directed, for and on behalf of the Corporation, to deliver to the stockholders of the Company a notice of the consent of the Board and Supermajority Stockholders of the Corporate Actions.

RESOLVED, FURTHER, that the Company’s officers be, and each hereby is, authorized, empowered and directed, for and on behalf of the Company, to take any and all actions, to negotiate for and enter into agreements and amendments to agreements, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Company, all such certificates (including, but not limited to, a certificate of validation), instruments, agreements or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate to carry out the purpose and intent of, or consummate the transactions contemplated by the foregoing resolutions and/or all of the transactions contemplated therein or thereby, the authorization therefor to be conclusively evidenced by the taking of such action or the execution and delivery of such certificates, instruments, agreements or other documents.

RESOLVED FURTHER, that the Board hereby ratifies and affirms the Corporate Actions described in the foregoing resolutions as valid acts of the Company with full force and effect as of the date on which each such Corporate Action in fact occurred.

RESOLVED FURTHER, that the officers of the Company be and they hereby are authorized and directed to deliver a notice of the consent of the Board and Supermajority Stockholders of the Corporate Actions to the holders of the Company’s capital stock, in accordance with Section 228 of the DGCL.

The date of November 11, 2025, or the Record Date, was the date for determining the stockholders entitled to receive notice of and to vote on the Corporate Actions. The ratification of the Corporate Actions will be effective on the Effective Date. No further action on the part of stockholders is required to authorize or effect the Corporate Actions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of November 11, 2025, for: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our current executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table will have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders.

	Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock(2)
Clay Whitehead(3)	8,644,375	96.2%
Leonardo Fernandes	—	—
Alexander Spiro(4)	—	—
Timothy Schenk (4)	—	—
Daniel Murillo(4)	—	—
Neil Herceg(4)	—	—
All directors and executive officers as a group (6 individuals)	8,644,375	96.2%
Papaya Growth Opportunity I Sponsor, LLC(3)	8,644,375	96.2%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Papaya Growth Opportunity Corp. I, 3500 South Dupont Highway, Suite HX-102, Dover, DE 19901.
(2)	Based on 8,984,425 shares of common stock outstanding.
(3)	Our sponsor is the record holder of such shares. Clay Whitehead is the managing member of our sponsor, and as such has voting and investment discretion with respect to the common stock held of record by our sponsor and may be deemed to have beneficial ownership of the common stock held directly by our sponsor. Mr. Whitehead disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(4)	Does not include any securities held by our sponsor, of which each person is a direct or indirect member. Each such person disclaims beneficial ownership of the reported securities, except to the extent of his pecuniary interest therein.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward- looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results and objectives. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.

GENERAL INFORMATION

Papaya will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Papaya will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Papaya’s common stock.

Papaya will deliver only one Information Statement to multiple security holders sharing an address unless it has received contrary instructions from one or more of the security holders. Upon written or oral request, Papaya will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to our offices at 3500 South Dupont Highway, Suite HX-102, Dover, DE 19901 or (510) 214-3750.

ADDITIONAL AND AVAILABLE INFORMATION

Papaya is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (www.sec.gov).

Dated: [---], 2025	By order of the Board of Directors

By:
Its:

Annex A

CERTIFICATE OF AMENDMENT

OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

PAPAYA GROWTH OPPORTUNITY CORP. I

PAPAYA GROWTH OPPORTUNITY CORP. I, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.            The name of the Corporation is “Papaya Growth Opportunity Corp. I”. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 8, 2021. A First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 19, 2021. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 13, 2022, a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on April 12, 2023, a Certificate of Amendment was filed with the Secretary of the State of Delaware on August 31, 2023, a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on February 16, 2024, and a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on January 14, 2025 (as amended, the “Second Amended and Restated Certificate”).

2.            This Amendment to the Second Amended and Restated Certificate (this “Amendment”) further amends the provisions of the Second Amended and Restated Certificate.

3.            This Amendment has been duly adopted by the affirmative consent of the holders of at least 65% of the outstanding shares of common stock in accordance with the Second Amended and Restated Certificate and the provisions of Section 228 of the General Corporation Law of the State of Delaware.

4.            The Second Amended and Restated Certificate is hereby amended by deleting Article IX, Section 9.01(b) in its entirety and inserting the following in lieu thereof:

“(b) Immediately after this Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 24, 2021 (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay franchise and income taxes, and less interest in an amount up to $100,000 to pay dissolution expenses, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination by December 19, 2026 (the “completion window”) (iii) the redemption by the Corporation of 100% of the Offering Shares before the end of the completion window at the sole discretion of the Board (the “Early Termination Date”) and (iv) the redemption of shares in connection with a vote seeking to amend such provisions of this Second Amended and Restated Certificate as described in Section 9.07. Holders of shares of Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are the “Sponsor” or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this      day of                     , 2025.

PAPAYA GROWTH OPPORTUNITY CORP. I

By:
Name: Clay Whitehead
Title: Chief Executive Officer

ANNEX B

AMENDMENT NO. 6 TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 6 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of [---], 2025, by and between Papaya Growth Opportunity Corp. I, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on January 19, 2022, the Company consummated an initial public offering (the “Offering”) of units of the Company, each of which is composed of one share of the Company’s Class A common stock, par value $0.0001 per share, and one-half of one warrant, each whole warrant entitling the holder thereof to purchase one share of Common Stock;

WHEREAS, $293,250,000 of net proceeds of the Offering and sale of the Private Placement Units (as defined in the Underwriting Agreement) were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of Common Stock included in the Units issued in the Offering pursuant to the investment management trust agreement made effective as of January 13, 2022, by and between the Company and the Trustee (as amended, the “Original Agreement”);

WHEREAS, the Original Agreement was amended on April 12, 2023 to: (i) provide the Company’s Board of Directors with the right to extend the date by which the Company has to consummate a business combination (the “Combination Period”) up to six (6) times for an additional one (1) month each time, from April 19, 2023 to October 19, 2023 and (ii) allow the Company to extend the Combination Period up to six (6) times for an additional one (1) month each time from April 19, 2023 to October 19, 2023 (the “First Amendment”);

WHEREAS, the Original Agreement was further amended on August 30, 2023 to: (i) provide the Company’s Board of Directors with the right to extend the Combination Period from October 19, 2023 to February 19, 2024 and (ii) allow the Company to extend the Combination Period for an additional one (1) month each time from October 19, 2023 to February 19, 2024 (the “Second Amendment”);

WHEREAS, the Original Agreement was further amended on December 14, 2023 to expand the list of permitted investments of the Trust Account (the “Third Amendment”);

WHEREAS, the Original Agreement was further amended on February 16, 2024 to: (i) provide the Company’s Board of Directors with the right to extend the Combination Period from February 19, 2024 to January 19, 2025 and (ii) allow the Company to extend the Combination Period for an additional one (1) month each time from February 19, 2024 to January 19, 2025 (the “Fourth Amendment”);

WHEREAS, the Original Agreement was further amended on January 14, 2025 to: (i) provide the Company’s Board of Directors with the right to extend the Combination Period from January 19, 2025 to December 19, 2025 and (ii) allow the Company to extend the Combination Period from January 19, 2025 to December 19, 2025 or such earlier date as determined by the Board (the “Fifth Amendment”);

WHEREAS, the Company has sought the approval of the holders of its Class A common stock and holders of its Class B common stock, par value $0.0001 per share (together the “Common Stock”) to: (i) provide the Company’s Board of Directors with the right to extend the Combination Period from December 19, 2025 to December 19, 2026 (as extended, the “Extended Date”) (the “Extension Amendment”) and (ii) allow the Company to extend the Combination Period from December 19, 2025 to the Extended Date or such earlier date as determined by the Board in its sole discretion (the “Trust Amendment”);

WHEREAS, holders of 65% of the then issued and outstanding shares of Common Stock, voting together as a single class, approved the Extension Amendment and the Trust Amendment; and

WHEREAS, the parties desire to amend the Original Agreement, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment, to, among other things, reflect the amendments contemplated by the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendments to Trust Agreement.

1.1.	The third WHEREAS clause of the Original Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, the Company may extend the period by which it has to consummate a Business Combination (as defined below) to the Extended Date or such earlier date as may be determined by the Board in its sole discretion (the “Extension”); and”

2.	Miscellaneous Provisions.

2.1.           Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2.           Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3.           Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.4.           Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

2.5.           Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.6.           Entire Agreement. The Original Agreement, as modified by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Continental Stock Transfer & Trust Company, as Trustee

By:
Name: Francis Wolf
Title: Vice President

Papaya Growth Opportunity Corp. I

By:
Name: Clay Whitehead
Title: Chief Executive Officer

[Signature Page to Amendment to Investment Management Trust Agreement]